JPMorgan Trust I
JP Morgan Trust II
Undiscovered Managers Funds
J.P. Morgan Mutual Fund Group
J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Mutual Fund Investment Trust
JPMorgan Insurance Trust
UM Investment Trust
(each, a "Trust")
Powers of Attorney
Know all persons by these presents, that the undersigned
 constitutes and appoints George C.W. Gatch, Robert L. Young,
 Patricia A. Maleski, Frank  J. Nasta, Jessica K. Ditullio,
 Elizabeth A. Davin, John T. Fitzgerald, Pamela L. Woodley,
 Michael J. Tansley, Stephen M. Ungerman, Laura S. Melman,
 Joseph Bertini, Thomas J. Smith, Brian L. Duncan and Francseco
 Tango, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to each of George C.W. Gatch, Robert L. Young, Patricia A. Maleski,
 Frank  J. Nasta, Jessica K. Ditullio, Elizabeth A. Davin, John
 T. Fitzgerald, Pamela L. Woodley, Michael J. Tansley, Stephen M.
 Ungerman, Laura S. Melman, Joseph Bertini, Thomas J. Smith, Brian
 L. Duncan and Francseco Tango as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements or other filings made with the Securities and Exchange Commission or any state regulatory agency ot authority applicable to the above named Trusts, and amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as she might or could do in person in her capacity as a Trustee of officer of the Trusts, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Frankie D. Hughes, Trustee
December 12, 2008
Dated: December 12, 2008